Exhibit 99.1

News Release

TranSwitch Corporation Files Shelf Registration

(Shelton, CT) April 6, 2004 — TranSwitch Corporation (NASDAQ:TXCC) announced the filing today of a shelf registration statement on Form S-3 with the Securities and Exchange Commission providing for the offer, from time to time, of common stock, preferred stock, debt securities and warrants up to an aggregate of $60 million. Once declared effective by the SEC, the shelf registration statement would enable the Company to raise funds any time in a two-year period from the date of filing from the offering of any individual security covered by the shelf registration statement as well as any combination thereof, subject to market conditions and the Company’s capital needs. The Company may use the net proceeds from the sale of these securities for general corporate purposes, which may include repayment or refinancing of existing indebtedness, acquisitions, investments, capital expenditures, repurchase of its capital stock and for any other purposes that the Company may specify in any prospectus supplement.

“We have consistently sought to strengthen our balance sheet on a periodic basis to ensure our Company’s long–term vitality. We feel it is prudent to put in place the most efficient mechanism to access the capital markets over the next two years, if and when we require,” stated Dr. Santanu Das, Chairman, CEO and President of TranSwitch Corporation. “With an effective shelf registration in place, we believe we will maximize our financial flexibility as we develop the opportunities enabled by our focused product portfolio.”

A registration statement relating to the securities listed in the shelf registration has been filed with the SEC but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell, nor the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities law of any such state.

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About TranSwitch Corporation:

TranSwitch Corporation, headquartered in Shelton, Connecticut, is a leading developer and global supplier of innovative high-speed VLSI semiconductor solutions—Connectivity Engines™—to original equipment manufacturers who serve three end-markets: the Worldwide Public Network Infrastructure, the Internet Infrastructure, and corporate Wide Area Networks (WANs). Combining its in-depth understanding of applicable global communication standards and its world-class expertise in semiconductor design, TranSwitch Corporation implements communications standards in VLSI solutions which deliver high levels of performance. Committed to providing high-quality products and service, TranSwitch Corporation, Shelton, CT is an ISO 9001:2000 registered company. Detailed information on TranSwitch products, news announcements, seminars, service and support is available on TranSwitch’s home page at the World Wide Website—http://www.transwitch.com.

Forward-looking statements in this release, including statements regarding management’s expectations for future financial results and access to capital markets, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results involve risks and uncertainties, including without limitation risks of accessing capital markets on terms acceptable to TranSwitch, downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks relating to TranSwitch’s indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch’s filings with the Securities and Exchange Commission.

TranSwitch is a registered trademark of TranSwitch Corporation.

For more information contact:

Peter J. Tallian

Chief Financial Officer

TranSwitch Corporation

Phone: 203/929-8810 ext. 2427

Fax: 203/926-9453

www.transwitch.com